UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 22, 2016

Commission File Number:  000-50768

ACADIA Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
061376651
(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 300, San Diego, California 92130
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the appointment of Todd Young as Executive Vice President and Chief Financial Officer of ACADIA Pharmaceuticals Inc. as described in Item 5.02(c) below, Stephen Davis, ACADIA's President and Chief Executive Officer, relinquished his roles as ACADIA's principal financial officer and principal accounting officer, which will be served by Mr. Young effective as of August 22, 2016.

(c) On August 24, 2016, ACADIA announced the appointment of Todd Young as Executive Vice President and Chief Financial Officer, effective as of August 22, 2016. Mr. Young also assumed the roles of ACADIA's principal financial officer and principal accounting officer.

Mr. Young, age 44, joined ACADIA from Baxalta Incorporated, where he served as Senior Vice President and Treasurer and played an integral role as a business leader and in creating the initial capital structure of Baxalta. Baxalta was acquired by Shire Plc in June 2016. Prior to the acquisition, Baxalta was a global biopharmaceutical company formed in July 2015 when Baxter International Inc. spun-out its biopharmaceutical division. Prior to Baxalta, Mr. Young worked for over 14 years at Baxter holding multiple leadership roles, including Corporate Vice President and Treasurer, Vice President, International Finance, and Vice President, Global Financial Planning and Analysis. Mr. Young earned his Bachelor of Arts in Economics from Grinnell College and his Juris Doctor from the University of Michigan School of Law.

There are no arrangements or understandings between Mr. Young and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Young and any director or executive officer of ACADIA and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ACADIA entered into a letter agreement with Mr. Young establishing his compensation as summarized below.

Salary. Mr. Young's annual salary rate is initially $405,000, with an annual target bonus of 45%, as set forth in ACADIA's Executive Officer Annual Incentive Cash Compensation Program, which is on file with the Securities and Exchange Commission ("SEC").

Equity Compensation. In connection with his appointment, Mr. Young received a one-time option to purchase up to 200,000 shares of ACADIA common stock at an exercise price equal to the closing price of ACADIA common stock on the date of grant, August 22, 2016, and vesting over 4 years subject to the terms of the ACADIA's 2010 Equity Incentive Plan, as amended.

Termination of Employment and Payments. Mr. Young will participate in ACADIA's Management Severance Benefit Plan and Amended and Restated Change in Control Severance Benefit Plan, each of which is on file with the SEC. Under the Management Severance Benefit Plan, Mr. Young is entitled to certain severance payments and benefits in the event of a qualifying termination of employment, other than in connection with certain change in control events. Under the Amended and Restated Change in Control Severance Benefit Plan, Mr. Young is entitled to certain severance payments and benefits in the event of a qualifying termination of employment up to one month prior to or within 18 months following certain change in control events. Mr. Young will participate in each plan at the level of Executive Vice President, as described in the applicable plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date:   August 24, 2016
By:	/s/ Glenn F. Baity

Name: Glenn F. Baity
Title: EVP, General Counsel & Secretary